                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
INTEGCOM CORP.


    We consent to the inclusion in this Registration Statement on Form SB-2 (File No. 333-94477) of our report dated February 8, 2000 on our audit of the financial statements of InTegCom Corp. We also consent to the reference to our firm under the headings 'Experts' and 'Selected Financial Data' in the prospectus.


                                          DEMETRIUS & COMPANY, LLC


Wayne, New Jersey
April 12, 2000